Exhibit 99.2
Post Holdings to Expand Peanut Butter Operations
with the Acquisition of American Blanching Company

St. Louis, Missouri - August 7, 2014 - Post Holdings, Inc. (NYSE:POST), a consumer packaged goods holding company, today announced it has signed a stock purchase agreement to acquire American Blanching Company (“American Blanching”).
American Blanching is a manufacturer of peanut butter for national brands, private label retail and industrial markets and provides peanut blanching, granulation and roasting services for the commercial peanut industry. American Blanching operates a peanut butter manufacturing facility located in Fitzgerald, Georgia. Post anticipates combining American Blanching with Golden Boy Foods, its existing peanut and other nut butter business.
“We are pleased with the progress at Golden Boy and we like the prospects for private label nut butters,” said William P. Stiritz, Post’s Chairman and CEO. “American Blanching will nicely complement Golden Boy and expand our presence in this growing category.”
On a full year basis, American Blanching is expected to contribute approximately $135 million to net sales and approximately $14 million to $16 million of Adjusted EBITDA.
Terms of the agreement call for $128 million to be paid, on a cash-free, debt-free basis, subject to working capital and other adjustments. The acquisition is expected to be funded from cash on hand.
Post anticipates completing the acquisition in its first quarter of fiscal 2015, subject to customary closing conditions, including the expiration of waiting periods required under antitrust laws.
Forward-Looking Statements
Certain matters discussed in this press release are forward-looking statements within the meaning of the federal securities laws, including statements regarding the expected timing of the completion of the acquisition of American Blanching, the expected funding of the acquisition, the expected financial contribution of the American Blanching business and management’s plans to combine and manage American Blanching and Golden Boy Foods. These projections and statements are based on management’s estimates and assumptions with respect to future events and the expected annual contribution of the acquisition and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected. These statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include risks related to, among other things, the potential impact on the business due to uncertainty about the acquisition; volatility in the credit or capital markets and future market conditions; obtaining regulatory approval of or non-objection to the acquisition; the retention of the American Blanching business management and employees and the ability of Post to successfully integrate operations; the possibility that various closing conditions for the acquisition may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the acquisition; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, suppliers, other business partners or governmental entities for the respective parties; other business transaction costs; actual or contingent liabilities of the acquired business; the inability to predict the future success or market acceptance of the acquired business; and other risks described in the Company’s filings with the Securities and Exchange Commission. These forward-looking statements represent the Company’s judgment as of the date of this press release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.
Use of Forward-Looking Non-GAAP Measure
Post has presented in this release certain forward-looking statements about future financial performance of the American Blanching business that include Adjusted EBITDA. Adjusted EBITDA is a non-GAAP measure which represents Earnings before interest, taxes, depreciation, amortization and other adjustments. Management believes that Adjusted EBITDA provides potential investors with useful information with which to analyze and compare with other companies in our industry our operating performance and our ability to service debt. Post has not provided a reconciliation of this forward-looking non-GAAP financial measure due to the difficulty in forecasting and quantifying the amount of the items excluded from Adjusted EBITDA that will be included in net earnings, the comparable GAAP financial measure.
About Post Holdings, Inc.
Post Holdings, Inc., headquartered in St. Louis, Missouri, is a consumer packaged goods holding company operating in the center-of-the-store, refrigerated, active nutrition and private label food categories. Post’s center-of-the-store portfolio includes diverse offerings to meet the taste and nutritional needs of all families, including such favorites as Honey Bunches of Oats®, Pebbles™, Great Grains®, Post® Shredded Wheat, Post® Raisin Bran, Grape-Nuts® and Honeycomb®. Post also offers premium natural and organic cereal, granola and snacks through the Attune®, Uncle Sam®, Erewhon®, Golden Temple™, Peace Cereal®, Sweet Home Farm® and Willamette Valley Granola Company™ brands. Post’s refrigerated portfolio, through Michael Foods, includes value-added egg products, refrigerated potato products and cheese and other dairy case products and the Papetti’s®, All Whites®, Better’n Eggs®, Easy Eggs®, Abbotsford Farms®, Simply Potatoes® and Crystal Farms® brands. Post’s active nutrition platform aids consumers in adopting healthier lifestyles and includes the Dymatize®, Premier Protein®, Supreme Protein® and Joint Juice® brands. Post also manufactures private label cereal, granola, low and no cholesterol egg products, dry pasta, peanut butter and other nut butters, dried fruits and baking and snacking nuts servicing the private label retail, foodservice and ingredient channels. Post is dedicated to health and wellness, offering consumers a variety of choices to meet their nutritional needs. For more information, visit www.postholdings.com.

Contact:
Investor Relations
Brad Harper
brad.harper@postfoods.com
(314) 644-7626